Exhibit 5.1

One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

July 17, 2015

Targacept, Inc.

100 North Main Street, Suite 1510

Winston-Salem, North Carolina 27101

Ladies and Gentlemen:

We have acted as counsel to Targacept, Inc. (the “Company”) in connection with the filing by the Company of a Registration Statement on Form S-4 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement provides for the registration by the Company of up to (i) 6,937,017 shares of its common stock, par value $0.001 (the “Merger Shares”), (ii) $37,000,000 in aggregate principal amount of redeemable convertible notes (the “Notes”) and (iii) 4,026,116 shares of its common stock, par value $0.001, issuable upon conversion of the Notes (the “Conversion Shares” and, together with the Notes and the Merger Shares the “Transaction Securities”) upon the consummation of the merger (the “Merger”) of Talos Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Talos Merger Sub”), with and into Catalyst Biosciences, Inc., a Delaware corporation (“Catalyst”), pursuant to that certain Agreement and Plan of Merger, dated March 5, 2015, as amended on May 6 and May 13, 2015, by and among the Company, Talos Merger Sub and Catalyst (the “Merger Agreement”).

As the counsel to the Company in connection with the Registration Statement, we have examined the actions taken by the Company in connection with the authorization of the issuance of the Transaction Securities, and such documents as we have deemed necessary to render this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

Our opinion is limited to the federal laws of the United States and the Delaware General Corporation Law and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Transaction Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

Based upon and subject to the foregoing, it is our opinion that, when such securities are issued and delivered by the Company in accordance with the Merger Agreement, (i) the Merger Shares and the Conversion Shares will be validly issued, fully paid and non-assessable and (ii) the Notes will constitute the valid and binding obligations of the Company.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

July 17, 2015

decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.